EXHIBIT 7.1

Joint Filing Agreement
Pursuant to Rule 13d-1(k)
THIS JOINT FILING AGREEMENT is entered into as of July 10, 2020, by and among the parties hereto.  The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock, no par value of Data I/O Corporation, a Delaware corporation (the “Issuer”), and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of this 10th day of July, 2020

SHINBONE ALLEY, L.P.

By:  Shinbone Alley Holdings, LLC, its general partner

By:    /s/ George S. Loening              Date: July 10, 2020

SHINBONE ALLEY HOLDINGS, LLC

By:    /s/ George S. Loening              Date: July 10, 2020

SELECT EQUITY GROUP, L.P.

By:  Select Equity GP, LLC, its general partner

By:    /s/ George S. Loening              Date: July 10, 2020

GEORGE S. LOENING

By:    /s/ George S. Loening              Date: July 10, 2020

John D. Delafield

By:    /s/ John D. Delafield              Date: July 10, 2020